UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014 (January 31, 2014)

HCA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On January 31, 2014, John P. Connaughton, Kenneth W. Freeman, Christopher R. Gordon and James C. Momtazee stepped down from the Board of Directors (the “Board”) of HCA Holdings, Inc. (the “Company”) and from all committees of which they were members, effective February 1, 2014. In connection therewith, the Board reduced the number of directors comprising the Board from fourteen to thirteen.

Appointment of New Directors

On January 31, 2014, the Board, based on the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Nancy-Ann DeParle, John (Jack) W. Rowe, M.D. and Robert (Bob) J. Dennis to the Board, effective February 1, 2014. Ms. DeParle and Dr. Rowe will also serve as members of the Company’s Patient Safety and Quality of Care Committee, and Mr. Dennis will also serve as a member of the Company’s Nominating and Corporate Governance Committee. The Board has found Ms. DeParle, Dr. Rowe and Mr. Dennis to be independent for purposes of the listing standards of the New York Stock Exchange, applicable Securities and Exchange Commission rules and the Company’s Corporate Governance Guidelines. As a result, effective February 1, 2014, a majority of the members of the Board are independent directors.

Ms. DeParle, Dr. Rowe and Mr. Dennis were appointed as directors pursuant to the Company’s Amended and Restated Certificate of Incorporation, which provides that the Board may determine the number of directors which shall constitute the Board and that a majority of the members of the Board may fill vacancies on the Board.

Ms. DeParle, Dr. Rowe and Mr. Dennis will participate in the independent director compensation arrangements described in the Company’s proxy statement for its 2013 annual meeting of stockholders held on April 24, 2013, which was filed with the Securities and Exchange Commission on March 14, 2013.

On February 3, 2014, the Company issued a press release announcing the appointment of Ms. DeParle, Dr. Rowe and Mr. Dennis. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Base Salary for Chief Executive Officer and Chief Financial Officer

On January 31, 2014, the Compensation Committee of the Company’s Board of Directors, in connection with the previously announced appointment of R. Milton Johnson as President and Chief Executive Officer and William B. Rutherford as Chief Financial Officer and Executive Vice President, effective January 1, 2014, approved annual base salaries for Mr. Johnson and Mr. Rutherford of $1,100,000 and $600,000, respectively, effective January 1, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release, dated February 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HOLDINGS, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal & Corporate Secretary

Date: February 6, 2014

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated February 3, 2014.